Exhibit 1(a)

PUBLIC SERVICE COMPANY OF COLORADO
(a Colorado corporation)

FORM OF
UNDERWRITING AGREEMENT

(First Mortgage Bonds)

To the Representatives named in Schedule I

hereto of the Underwriters named in

Schedule II hereto

Dear Ladies and Gentlemen:

Public Service Company of Colorado, a Colorado corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), its First Mortgage Bonds of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (the “Bonds”) to be issued under its Indenture, dated as of October 1, 1993, from the Company to U.S. Bank Trust National Association, as successor trustee (the “Trustee”), as previously amended and supplemented and as to be amended and supplemented by a supplemental indenture relating to the Bonds (such Indenture as so supplemented and amended being hereinafter referred to as the “Indenture”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

1.                                     Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)

(i)                                     The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form, including a prospectus, for the registration under the Act of the Bonds, which registration statement has become effective. Such registration statement, as amended on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such Section applies to the Company and the Underwriters for the Bonds pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”) (or upon effectiveness of any post-effective amendment thereto), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act or under the Securities Exchange Act of 1934 to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), are collectively referred to herein as the “Registration Statement.”  Each prospectus used before the registration statement became effective, and any prospectus or prospectus supplement that omitted Rule 430 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.”  The preliminary prospectus supplement dated             , including the accompanying prospectus dated         , is herein called the “Preliminary Prospectus.”  The prospectus, in the form first filed under Rule 424(b) under the Act after the date and time this Agreement is executed, is herein called the “Prospectus”;

(ii)                                  The Company will file with the Commission the Prospectus, which will include a prospectus supplement (the “Prospectus Supplement”) relating to the Bonds, pursuant to Rule 424 under the Act. Copies of such Registration Statement, the Preliminary Prospectus and Prospectus, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you and copies of the Prospectus Supplement will be delivered to you promptly after it is filed with the Commission; and

(iii)                               Unless specifically noted otherwise herein, any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of each effective date for purposes of the Registration Statement or on or before the date hereof for purposes of the Preliminary Prospectus or the Prospectus. If the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which document is deemed to be incorporated by reference into the Prospectus, the term “Prospectus” shall refer also to said prospectus as supplemented by the document so filed from and after the time said document is filed with the Commission; any reference to any amendment to the Registration Statement shall be deemed to refer to and include (A) any annual report of the Company filed pursuant to Section 13(c) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement and (B) any Prospectus Supplement relating to the Bonds. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

For purposes of this Agreement, the “Time of Sale” is       :        (New York Time) on the date of this Agreement.

(b)                                 No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the best knowledge of the Company, threatened by the Commission and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission;

(c)                                  The Registration Statement, when it became effective, conformed, and any further amendments thereto, when they become effective, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Prospectus and any amendments or supplements thereto, when filed with the Commission, will conform in all material respects to the requirements of the Act and the Trust Indenture Act;

(d)                                 The Registration Statement, on the Effective Date, did not and any further amendments thereto when they become effective, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Time of Sale, the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Schedule IV hereto (collectively, the “Time of Sale Information”) and without regard to any Prospectus Supplement or documents incorporated by reference that were filed after the Time of Sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and the Prospectus as of its date and any amendments and supplements thereto, as of the time when they are filed or transmitted for filing with the Commission, and at the Closing Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Information, Prospectus or any amendment or supplement to any thereof;

(e)                                  The documents incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus, when they were filed with the Commission, and any further documents so filed and incorporated by reference, when they are filed with the Commission or become effective, as the case may be, complied with and will comply in all material respects with the requirements of the Exchange Act or the Act, as the case may be;

(f)                                    The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company’s securities;

(g)                                 The statements in the Prospectus under the headings “Supplemental Description of the First Mortgage Bonds” and “Description of the First Mortgage Bonds” fairly summarize the matters therein described;

(h)                                 This Agreement has been duly authorized, executed and delivered by the Company;

(i)                                     The Indenture has been duly authorized and the Indenture (excluding the Supplemental Indenture) has been duly executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) when the Supplemental Indenture is duly executed and delivered the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; provided, however, that such state laws will not render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby;

(j)                                     The issuance and sale by the Company of the Bonds pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Bonds will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy and insolvency laws, and state laws which affect the enforcement of certain remedial provisions of the Indenture and will be entitled to the benefits of the Indenture;

(k)                                  The issuance and sale of the Bonds have been duly authorized and approved by an order of the Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body is legally required in connection with the transactions contemplated by this Agreement and the Indenture, except for the registration under the Act of the Bonds and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated herein and in the Prospectus;

(l)                                     Neither the execution and delivery of this Agreement or the Supplemental Indenture, the issue and sale of the Bonds, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, other than the liens and security interests created by the Indenture, pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clause (ii), any such conflict, default, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

(m)                               The Company has good title to the properties specifically or generally described or referred to in the Indenture as subject to the lien thereof (except such property as may have been sold, exchanged or otherwise disposed of) subject only to, in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture) (whether or not such is the sole use of such property), the lien of the Indenture and Permitted Liens (as defined in the Indenture);

(n)                                 The Indenture constitutes a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof) subject to no liens prior to the lien of the Indenture other than Permitted Liens; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government;

(o)                                 The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, Time of Sale Information and Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) throughout the periods involved (except as otherwise noted therein) and comply, and at the Closing Date will comply, in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K; the selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. Except as disclosed in or incorporated by reference in the Registration Statement, Time of Sale Information and Prospectus, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its consolidated subsidiaries taken as a whole;

(p)                                 Deloitte & Touche LLP, which audited the financial statements incorporated by reference in the Registration Statement and Prospectus, (i) is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and (ii) is in compliance with its obligations under the Exchange Act with respect to the Company;

(q)                                 The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Time of Sale Information and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources;

(r)                                    Except as may otherwise be reflected in or contemplated by the Registration Statement, Time of Sale Information and Prospectus, since the respective dates as of which information is given in the Registration Statement, Time of Sale Information and Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business and (ii) neither the Company nor any of its subsidiaries has entered into any transactions which are material to the Company, other than in the ordinary course of business; and, except as so reflected or contemplated, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its subsidiaries as a whole;

(s)                                  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Time of Sale Information and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

(t)                                    All of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, Time of Sale Information and Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(u)                                 The Company has no subsidiaries which would be deemed significant subsidiaries under Regulation S-X;

(v)                                 Neither the Company nor any of its subsidiaries is in conflict, violation, breach or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable except, in the case of clause (ii) or (iii), any such conflict, violation, breach or default which would not, individually or in the aggregate, (x) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business and (y) impair the validity of the Bonds;

(w)                               No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, Time of Sale Information and Prospectus;

(x)                                   Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person or entity acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(y)                                 (i) the Company has devised and established and maintains the following, among other, internal controls (without duplication): (A) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act; (B) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act; and (C) “internal control over financing reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act (the internal controls referred to in clauses (A) and (B) above and this clause (C) being hereinafter called, collectively, the “Internal Controls”); (ii) the Internal Controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law; and (iii) based on the most recent evaluations of the Internal Controls, (A) the Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established; and (B) all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls have been disclosed to the Company’s independent auditors and the audit committee of the Company’s board directors.

(z)                                   Except as set forth in, or incorporated by reference in, the Registration Statement, Time of Sale Information and Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(aa)                            With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) which the Company or any other organization that together with the Company is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ERISA Affiliate”), has at any time sponsored, maintained, contributed to or been obligated to contribute to (a “Plan”): (i) the Company and each ERISA Affiliate have administered and operated each Plan sponsored or maintained by the Company or an ERISA Affiliate in compliance with ERISA, the Code and other applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a material liability to the Company or ERISA Affiliate; (ii) each Plan sponsored or maintained by the Company or an ERISA Affiliate intended to qualify under Section 401(a) of the Code so qualifies and to the Company’s knowledge nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification of any such Plan; (iii) neither the Company nor any ERISA Affiliate has incurred, and to the Company’s knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability or the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA (other than routine claims for benefits) or applicable penalty or excise provisions of the Code; (iv) there has been no reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company or an ERISA Affiliate for which the 30-day reporting requirement has not been waived which could reasonably be expected to result in a material liability under Title IV of ERISA to the Company or an ERISA Affiliate; (v) no accumulated funding deficiency (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company; and (vi) neither the Company nor any ERISA Affiliate has incurred, and to the Company’s knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA;

(bb)                          The franchises held by the Company and its subsidiaries, together with the applicable Certificates of Convenience and Necessity issued by the Public Utilities Commission of the State of Colorado, give the Company and such subsidiaries all necessary authority for the maintenance and operation of their respective properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

(cc)                            The Company is not an “ineligible issuer” as defined under the Act.

(dd)                          The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder, to the extent that such Act and such rules are in effect and applicable to the Company.

(ee)                            The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any free-writing prospectus, including timely filing with the Commission and legending.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives in connection with the offering of the Bonds shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Bonds set forth opposite their respective names in Schedule II hereto.

3.                                     Delivery and Payment. Delivery of and payment for the Bonds shall be made at the place, date and time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the “Closing Date”). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. The Bonds will be delivered in global registered form except that, if for any reason the Company is unable to deliver the Bonds in global form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Bonds delivered in temporary form will be exchangeable without charge for Bonds in definitive form. Unless otherwise indicated on Schedule I, the Bonds will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in Schedule II hereto. The Bonds will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the Business Day preceding the Closing Date.

4.                                     Agreements. The Company agrees with the several Underwriters as follows:

(a)                                  The Company shall prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; during the period for which a prospectus is required to be delivered under the Act in connection with the offering and sale of the Bonds, to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is (or in lieu thereof, the Notice referred to in Rule 173(a) under the Act) required under the Act in connection with the offering or sale of the Bonds; to make any other required filings pursuant to Rule 433(d)(1) of the Act within the time required by such Rules; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; to use its best efforts to prevent the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, and, in the event of the issuance of any such order, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                                 The Company shall promptly from time to time take such action as the Representatives may reasonably request to qualify the Bonds for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Bonds, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  The Company shall prior to 10:00 a.m., New York City time, on the        Business Day next succeeding the date of this Agreement and from time to time, furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the Notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Bonds and if at any time any event shall have occurred as a result of which the Time of Sale Information or Prospectus as then amended or supplemented conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Information or Prospectus (or in lieu thereof, the Notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Time of Sale Information or Prospectus or to file under the Exchange Act any document incorporated by reference in the Time of Sale Information or Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives promptly and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amendment or supplement to the Time of Sale Information or Prospectus which will correct such conflict, statement or omission or effect such compliance;

(d)                                 The Company shall make generally available to its securityholders and to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder including Rule 158;

(e)                                  The Company shall not for a period of        days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of) any long-term Bonds issued or guaranteed by the Company, other than the Bonds;

(f)                                    The Company shall use the net proceeds received by it from the sale of the Bonds pursuant to this Agreement in the manner specified in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”;

(g)                                 The Company shall pay the costs and expenses relating to the following matters: (i) the preparation of the Supplemental Indenture, the issuance of the Bonds and the fees of the Trustee; (ii) the preparation, printing and filing of the Registration Statement (including all exhibits thereto), the Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein), the Time of Sale Information and any amendments thereof or supplements thereto and the printing and furnishing of such copies of each thereof to the Underwriters and to dealers (including postage, air freight charges and charges for counting and packaging), as may be reasonably requested for use in connection with the offering and sale of the Bonds; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Bonds, including any stamp or transfer taxes in connection with the original issuance and sale of the Bonds; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Bonds; (v) any registration or qualification of the Bonds for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Bonds; (vii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel); (viii) the fees and expenses of any rating agencies rating the Bonds and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder;

(h)                                 Other than the Time of Sale Information listed on Schedule IV, without prior consent of the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute a “free-writing prospectus” (as defined pursuant to Rule 405 under the Act).

(i)                                     The Company will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 of the Act, copies of each Issuer Free Writing Prospectus (as defined in Rule 433) that is not filed with the Commission in accordance with Rule 433 under the Act.

5.                                     Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees as follows:

(a)                                  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule IV hereto, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”);

(b)                                 It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) or (a)(iii) in a manner reasonably designed to lead to its broad unrestricted dissemination;

(c)                                  It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Bonds unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Schedule III hereto without the consent of the Company provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet;

(d)                                 It will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 of Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act;

(e)                                  It  is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated).

6.                                     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                  The Prospectus Supplement relating to the Bonds shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                 The Representatives shall be furnished with opinions, dated the Closing Date, of Paula M. Connelly, Assistant General Counsel of Xcel Energy Services, Inc., attorney for the Company, LeBoeuf, Lamb, Green & MacRae LLP, counsel for the Company, Ryley Carlock & Applewhite, counsel for the Company, and Jones Day, counsel for the Company, substantially in the forms included as Exhibits A, B, C and D, respectively;

(c)                                  The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(d)                                 The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in clause (a) and (h) of this Section 6 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Time of Sale Information and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)           since the date of the most recent financial statements included or incorporated by reference in the Prospectus and the Time of Sale Information, there has been no material adverse change in the condition of the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement, the Time of Sale Information on the Prospectus;

(e)                                  The Representatives shall have received letters from Deloitte & Touche LLP, independent public accountant for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the financial statements and supplemental schedules incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the Shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus and the Time of Sale Information, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (A) any material modifications should be made to any unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus for them to be in conformity with generally accepted accounting principles or that any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or Prospectus, there were any changes, at a specified date not more than five Business Days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholders’ equity or net current assets of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus and the Time of Sale Information, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus and the Time of Sale Information to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them;

(f)                                    Subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Information and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgement of the Representatives, material and adverse and makes it impracticable or inadvisable to market the Bonds as contemplated by the Prospectus and the Time of Sale Information;

(g)                                 Subsequent to the date hereof, there shall not have been any decrease in the rating or outlook of any of the Company’s Bonds by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Act) or any public announcement of any intended or potential decrease in any such rating or outlook or of a possible change in any such rating or outlook that does not indicate the direction of the possible change;

(h)                                 The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses;

(i)                                     Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

7.                                     Conditions of Company’s Obligations. The obligations of the Company to sell and deliver the Bonds are subject to the following conditions:

(a)                                  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened;

(b)                                 At the Closing Date, the order of the Public Utilities Commission of the State of Colorado authorizing and approving the issuance and sale of the Bonds shall be final and in full force and effect and the time for appeal therefrom or review thereof or intervention with respect thereto shall have expired.

If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

8.                                     Reimbursement of Underwriters’ Expenses.  If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, including the reasonable fees and disbursements of counsel for the Underwriters.

9.                                     Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Underwriter, the directors, members, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the

Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, in the Time of Sale Information or Issuer Free Writing Prospectus or in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, in the Time of Sale Information or any Issuer Free Writing Prospectus or in the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any such untrue statement in or omission from any Time of Sale Information or Issuer Free Writing Prospectus, the indemnity contained in this paragraph (a) shall not inure to the benefit of any Underwriter or its directors, members, officers, employees and agents, and each person, if any, who controls such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial sale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of all of the Time of Sale Information (including each Issuer Free Writing Prospectus specified in Schedule IV) was not sent or given to such person at or prior to the sale of the Bonds to such person and (ii) the untrue statement in or omission from such Time of Sale Information or Issuer Free Writing Prospectus was corrected in the undelivered Time of Sale Information unless, in either case, such failure to deliver all of the Time of Sale Information was a result of non-compliance by the Company with the provisions of Section 4(c) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have;

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement or any amendment thereto, Time of Sale Information or in the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. The Company acknowledges that the statements set forth in                   in the Time of Sale Information and Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus (or any amendment or supplement thereto);

(c)                                  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; it being understood, however, that in each case the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, which firm shall be designated by the Representatives if the indemnified parties consist of the Underwriters or their directors, members, officers, employees or agents. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding;

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Bonds; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Bonds) be responsible for any amount in excess of the purchase discount or commission applicable to the Bonds purchased by such Underwriter hereunder; provided, further, that each Underwriter’s obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions in each case set forth on the cover of the Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, member, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, director, member, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10.                               Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Bonds agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Bonds set forth opposite their names in Schedule I hereto bear to the aggregate principal amount of Bonds set forth opposite the names of all the remaining Underwriters) the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Bonds set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Bonds, and if such nondefaulting Underwriters do not purchase all the Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date may be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. It is understood that any such postponement, change, amendment and/or supplement may require the establishment of a new “time of sale” and new “time of sale information”. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.                               Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Bonds, if at any time after the date hereof and prior to the delivery of and payment for the Bonds (i) trading in the common stock of Xcel Energy Inc. shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or Europe; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Time of Sale Information and Prospectus.

12.                               Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Bonds. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.                               Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth for that purpose in Schedule I hereto or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at                                       , attention Secretary. All communications shall take effect at the time of receipt thereof.

14.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.                               Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

17.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18.                               Other. As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

19.                               Underwriters Counsel. The Company and the Underwriters acknowledge that Dewey Ballantine LLP (a) is acting as counsel to the Underwriters in connection with this Agreement and the transactions contemplated hereby and (b) has acted, and may continue to act, as counsel to the Company’s parent company, Xcel Energy Inc., and certain of its subsidiaries in connection with certain regulatory matters, and the Company and the Underwriters consent to such representation.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

PUBLIC SERVICE COMPANY OF COLORADO

By
[title]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

[NAME OF REPRESENTATIVE]

By

For itself or themselves and as Representatives of the several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated

Registration Statement No. 333-

Representatives and Addresses:

Bonds:

Designation:

Principal Amount: $

Supplemental Indenture dated as of

Date of Maturity:

Interest Rate:	% per annum, payable and of each year,
commencing

Purchase Price:	% of the principal amount thereof, plus accrued interest
from to the date of payment and delivery.

Public Offering
Price:	% of the principal amount thereof, plus accrued interest
from to the date of payment and delivery.

Redemption
Provisions:

Closing Date and Location:

Office for Delivery of Bonds:

Office for Payment of Bonds:

Office for Checking of Bonds:

SCHEDULE II

Name	Amount

Total	$

SCHEDULE III

PRICING INFORMATION

(To Prospectus Supplement dated           )

PUBLIC SERVICE COMPANY OF COLORADO

$              ,       % First Mortgage Bonds, Series No.      due

Issuer:	Public Service Company of Colorado
Size:	$
Maturity:	, 20
Coupon:	%
Price:	% of face amount
Interest Payment Dates:	and , commencing
Redemption Provisions:
[First call date:	]
Redemption prices:

Settlement:	T | ; , 200
[CUSIP:	]
[Ratings	]
[Other Underwriters]
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect at                  .

SCHEDULE IV

Time of Sale Information

Preliminary Prospectus dated

Pricing Information as set forth in Schedule III

EXHIBIT A

FORM OF OPINION OF PAULA M. CONNELLY

For the purpose of rendering this opinion, I have examined the proceedings taken by Public Service Company of Colorado, a Colorado corporation (the “Company”), with respect to the issue and sale by the Company of $                   principal amount of $                First Mortgage Bonds, Series No.       due          (the “Bonds”).  In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Bonds including the Underwriting Agreement dated                       , between you and the Company relating to your purchase of the Bonds (the “Agreement”), and have either participated in the preparation of or examined the Trust Indenture dated October 1, 1993, from the Company to U.S. Bank Trust National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as it will be further supplemented by Supplemental Indenture No.        creating the Bonds (said indenture, as so supplemented and to be further supplemented, being hereafter referred to as the “Indenture”).  This letter is furnished to the Underwriters pursuant to Section 6(b) of the Agreement.  Except as otherwise defined herein, terms used in this letter that are defined in the Agreement are used herein as so defined.  I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any amendments or supplements thereto, as filed under the Act, with respect to the Bonds.  My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

I am of the opinion that:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement;

2.             The Agreement has been duly authorized, executed and delivered by the Company;

3.             The issuance and sale of the Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body in the State of Colorado is legally required in connection with the transactions contemplated by the Agreement or Indenture, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated by the Agreement and in the Prospectus;

4.             Neither the execution and delivery of the Agreement, the issue and sale of the Bonds, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, other than the security interest created by the Bonds and the Indenture under (i) the Restated Articles of Incorporation, as amended, or By-Laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clause (ii) or (iii), any such conflict, breach or violation, if it did exist, would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

5.             The facsimile signature of a Senior Vice President or Vice President of the Company in lieu of his manual signature on the Bonds and the facsimile signature of the Secretary or an Assistant Secretary of the Company attesting the corporate seal in lieu of his manual signature on the Bonds have been duly and properly authorized by the Board of Directors of the Company, are not inconsistent with the provisions of the Restated

Articles of Incorporation, as amended, or By-Laws of the Company and are valid and effective under the laws of the State of Colorado; and the facsimile signatures of such officers on the Bonds have the same legal effect as though they had manually signed and attested the Bonds as such respective officers;

6.             The descriptions in the Registration Statement, Time of Sale Information and Prospectus of Colorado state statutes and legal and governmental proceedings are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the documents incorporated by reference in the Prospectus that are not described or referred to in such incorporated documents, and the descriptions thereof or references thereto are correct in all material respects;

7.             There is no pending, or to my knowledge, threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus; and

8.             The franchises held by the Company, together with the applicable Certificates of Convenience and Necessity issued by The Public Utilities Commission of the State of Colorado, give the Company all necessary authority for the maintenance and operation of its properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

In the course of my participation in the preparation or examination of the Registration Statement and any amendments thereto, the Time of Sale Information and the Prospectus and any amendments or supplements thereto, I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement or the Prospectus (except as to matters set forth in paragraphs 11 and 12 above), nothing has come to my attention that would lead me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, that the Time of Sale Information, as of                      , included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act and at the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

My opinions herein are limited to the laws of the State of Colorado.  This letter speaks as of the date hereof and I undertake no responsibility to advise you of any change in circumstances after the date hereof.

This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby. This letter may be relied upon only by the addressees hereof in connection with the issuance and sale of the Bonds and may not be relied upon for any other purpose.

For purposes of rendering their opinion of even date herewith to the Underwriters, Dewey Ballantine LLP are entitled to rely on my opinions in paragraphs 1, 2 and 3, above as to all matters of Colorado law as if such opinions were addressed to them.

Respectfully submitted,

By:

Paula M. Connelly

Assistant General Counsel

Xcel Energy Services, Inc.

EXHIBIT B

FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE LLP

Ladies and Gentlemen:

We have acted as counsel to Public Service Company of Colorado (the “Company”) with respect to matters relating to the Indenture dated as of October 1, 1993, as amended and supplemented (the “Indenture”), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the “Trustee”), in connection with the sale by the Company of up to $                      aggregate principal amount of its First Mortgage Bonds, Series No.       due        (the “Bonds”) under such Indenture.  This opinion is being delivered pursuant to Section 6(b) of the Purchase Agreement, dated                        (the “Agreement”), between the Company and you as representatives of the Underwriters (the “Underwriters”).  Unless otherwise stated, defined terms used herein shall have the respective meanings given to them in the Agreement.

We are not general counsel to the Company and our representation of the Company consists of advising it with respect to corporate matters as to which we have been specifically consulted.  We are familiar with the legal matters pertaining to, and the corporate proceedings of the Company taken with respect to, the authorization and the issuance and sale by the Company of the Bonds.  We have examined, among other things, the Prospectus and any amendment and supplement thereto, the corporate records of the Company, the Indenture (including the Supplemental Indenture creating the Bonds), and such other proceedings, papers and documents as we have deemed relevant for the purposes of rendering the opinions enumerated below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of all such latter documents.  We have also assumed the regularity of all corporate proceedings.  We have relied as to various questions of fact upon discussions with officers and representatives of the Company and the representations and warranties of the Company contained in the Agreement and upon the certificates of public officials and of officers of the Company being delivered to you thereunder.

On the basis of and subject to the foregoing, and subject to the further limitations and qualifications set forth below, it is our opinion that:

1.             The Indenture has been duly and validly authorized, executed and delivered by the Company, is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding mortgage of the Company under Colorado law, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws affecting the rights of mortgagees and creditors generally, state laws that affect the enforcement of certain remedial provisions of the Indenture, and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity); provided, however, that such state laws that affect the enforcement of certain remedial provisions of the Indenture will not, in our opinion, render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby;

2.             The Bonds are in due and proper form and the issuance and sale of the Bonds have been duly authorized by all necessary corporate action, and when duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Bonds will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph 1 hereof) in accordance with their terms and entitled to the benefits and security of the Indenture; and the Bonds will be secured equally and ratably with all other bonds outstanding under the Indenture; and

3.             The Bonds and the Indenture conform as to legal matters to the descriptions of the terms thereof contained in the Prospectus under the captions “Supplemental Description of the First Mortgage” and “Description of the First Mortgage Bonds”.

This opinion is limited to the laws of the State of New York, the State of Colorado and the federal law of the United States of America.  This opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

Dewey Ballantine LLP is hereby authorized to rely upon this opinion as to matters governed by the law of the State of Colorado as if this letter were addressed to them.  This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby.  This letter may be relied upon only by such persons only of in connection with the issuance and sale of the Bonds and may not be relied upon for any other purpose.

Very truly yours,

EXHIBIT C

FORM OF OPINION OF RYLEY CARLOCK & APPLEWHITE

Ladies and Gentlemen:

We have acted as counsel to Public Service Company of Colorado (the “Company”), with respect to matters relating to the Indenture dated as of October 1, 1993, as amended and supplemented (the “Indenture”), between the Company and U.S. Bank Trust National Association  as successor trustee (the “Trustee”) in connection with the sale by the Company of up to $          aggregate principal amount of its First Mortgage Bonds, Series No.      due         (the “Bonds”).  This opinion is being delivered pursuant to Section 6(b) of the Underwriting Agreement, dated                      (the “Agreement”), between the Company and you as  representatives of the Underwriters (the “Representatives”).  Unless otherwise stated, defined terms used herein shall have the respective meanings given to them in the Agreement.

We are not general counsel to the Company and our representation of the Company consists of advising it with respect to [corporate] matters as to which we have been specifically consulted.  We have relied as to various questions of fact upon discussions with officers and representatives of the Company and the representations and warranties of the Company contained in the Agreement and upon the certificates of public officials and of officers of the Company being delivered to you thereunder. We have also relied upon information obtained from public records and from the Company.

We are of the opinion that:

1.             The Company has good title to the real properties specifically or generally described or referred to in the Indenture as subject to the lien thereof (except such real property as may have been sold, exchanged or otherwise disposed of), subject only to in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture) (whether or not such use is the sole use of such property), the lien of the Indenture and Permitted Liens (as defined in the Indenture); and

2.             The Indenture and the filings and recordations made in connection therewith constitute a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture by the terms thereof) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government.

Our opinions herein are limited to the laws of the State of Colorado.  This opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby. This letter may be relied upon only by the addressees hereof in connection with the issuance and sale of the Bonds and may not be relied upon for any other purpose.

Very truly yours,

EXHIBIT D

FORM OF OPINION OF JONES DAY

[Insert Underwriters]

Ladies and Gentlemen:

We have acted as special counsel to Public Service Company of Colorado, a Colorado Corporation (the “Company”), in connection with the purchase from the Company by the Underwriters named in Schedule II to the Underwriting Agreement, dated              (the “Underwriting Agreement”), by and between the Company and you, as Representatives of the several Underwriters named on Schedule II thereto (the “Underwriters”), of $          aggregate principal amount of First Mortgage Bonds (the “Bonds”), being issued on this date under the Company’s Indenture, dated as of October 1, 1993, as heretofore supplemented and as it is being further supplemented by a supplemental indenture creating the Bonds (said Indenture, as so supplemented, being hereafter referred to as the “Indenture”).  This opinion is furnished to the Representatives, as representatives for the Underwriters pursuant to Section 6(b) of the Underwriting Agreement. Terms used in this opinion that are defined in the Underwriting Agreement are used as so defined.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.             Assuming that the Underwriting Agreement has been duly (a) authorized by the Company and (b) executed and delivered by the Company under Colorado law, the Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery are matters of New York law.

2.             Assuming that (a) the Company is a corporation existing and in good standing under the laws of the State of Colorado and (b) the Indenture (i) has been (A) authorized by all necessary corporate action of the Company and (B) executed and delivered by the Company under the laws of the State of Colorado, (ii) does not violate the laws of the State of Colorado, (iii) constitutes the valid and binding obligation of the Company under the laws of the State of Colorado, and (iv) constitutes a legal, valid and binding mortgage of the Company under Colorado law, the Indenture constitutes a valid and binding obligation of the Company under New York law, enforceable against the Company in accordance with its terms.

3.             Assuming that (a) the Company is a corporation existing and in good standing under the laws of the State of Colorado and (b) the Bonds (i) have been (A) authorized by all necessary corporate action of the Company and (B) validly issued, executed and delivered by the Company under the laws of the State of Colorado, (ii) do not violate the laws of the State of Colorado, and (iii) constitute valid and binding obligations of the Company under the laws of the State of Colorado, the Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company under New York law, enforceable against the Company in accordance with their terms.

4.             Assuming that the issuance and sale of the Bonds have been duly authorized and approved by an order of Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States or the State of Colorado is required in connection with the issuance or sale of the Bonds by the Company to the Underwriters, except as may be required under (i) state securities or blue sky laws or (ii) the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 or the Trust Indenture Act of 1939.

5.             The (i) execution, delivery and performance of (A) the Indenture by the Company and (B) the Underwriting Agreement by the Company, (ii) issuance and sale of the Bonds by the Company and (iii) compliance with the terms and provisions thereof by the Company will not violate any U.S. federal securities or State of New

York law or regulation known to us to be generally applicable to transactions of this type, or any order or decree of any U.S. federal securities or State of New York court, arbitrator or governmental agency that is binding upon the Company or its property or any agreement to which the Company is a party or bound (this opinion being limited (i) to those orders and decrees identified on Exhibit A attached hereto and to those agreements identified on Exhibit B attached hereto, and (ii) in that we express no opinion with respect to any violation (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross default provision insofar as it relates to a default under an agreement not identified on Exhibit B attached hereto, or (c) arising as a result of any violation of any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

6.             The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

7.             The statements contained in the Prospectus under the captions “Description of First Mortgage Bonds” and “Supplemental Description of The First Mortgage Bonds,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents.

We have participated in the preparation of the Company’s registration statement on Form S-3 (Registration No.                  ) (the “Registration Statement”), the prospectus, dated                  (the “Base Prospectus”), the preliminary prospectus supplement, dated                    (together with the Base Prospectus, the “Preliminary Prospectus”), the information identified on Schedule I hereto (together with the Preliminary Prospectus, the “Time of Sale Information”) and the prospectus supplement, dated                       (together with the Base Prospectus, the “Prospectus”).  From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, with the Underwriters and with counsel to the Underwriters concerning the information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and the proposed responses to various items in Form S-3.  Based upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of                        , which is the date you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of any Bonds (such date, the “Effective Date”), and the Prospectus, as of the Effective Date, complied as to form in all material respects to the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP as experts.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph 7 above) of the information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.  Based upon our participation and discussions set forth above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, as of              p.m. on                   (which is the time that you have informed us was prior to the first contract of sale of any Bonds by the Underwriters), included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the Effective Date or on the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP as experts.

The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  For the purposes of the opinions and views expressed herein, we also have assumed that the Trustee has authorized, executed, authenticated and delivered the documents or securities to which it is a party and that each of such documents or securities is the valid, binding and enforceable obligation of the Trustee.

As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company contained in the Underwriting Agreement.  We have not independently verified such matters.

Our opinions set forth in paragraphs 2 and 3 above with respect to the enforceability of the documents or securities referred to in such opinions are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally; (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity; (iii) the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision in any document (A) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, (B) relating to forum selection to the extent the forum is a federal court, (C) relating to forum selection to the extent that any relevant action or proceeding does not arise out of or relate to such document or to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York, (D) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations or (E) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such documents; and (iv) the effect of applicable rules of law that (A) provide that forum selection clauses in contracts are not necessarily binding on the court in the forum selected, (B) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable, and (C) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs.

With respect to our opinions in paragraph 5, we express no opinion as to state securities or “blue sky” laws.

The statement above with respect to the effectiveness of the Registration Statement under the Securities Act is based solely on the Notice of Effectiveness relating to the Registration Statement as published by the Commission on its Web site on                    .  In addition, the statement above with respect to no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose being pending or threatened by the Commission are based solely on telephone conversations involving lawyers in our firm actively engaged in our representation of the Company in this matter and members of the staff of the Commission, and such statement is made as of the time of such conversations.

The opinions and views expressed herein are limited to (i) the federal laws of the United States of America and (ii) the laws of the State of New York, in each case as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein.

We express no opinion or view as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution.  Our opinions and views are limited to those expressly set forth herein, and we express no opinions or views by implication.

This letter is furnished by us to you solely for the benefit of the Underwriters and solely with respect to the purchase of the Bonds from the Company by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,